SCHEDULE 14A
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TACTICAL AIR DEFENSE SERVICES, INC.
(Name of Company As Specified In Charter)

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TACTICAL AIR DEFENSE SERVICES, INC.
1515 Perimeter Rd
West Palm Beach, FL 33406
(561) 398-8196

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 28, 2008

The Annual Meeting of Stockholders (the "Annual Meeting") of TACTICAL   AIR DEFENSE SERVICES, INC, a Nevada corporation (the "Company"), will be held at 5:00 p.m., local time, on December 28, 2008 at 1515 Perimeter Rd., West Palm Beach, FL 33406,   for the following purposes:

(1)	To elect the Company's Board of Directors to hold office until the Company's Annual Meeting of Stockholders in 2009 or until their respective successor is duly elected and qualified; and

(2)	To ratify the appointment of Lawrence Scharfman & Co., CPA P.A. as the Company's independent certified public accountant; and

(3)	To increase the Company’s authorized shares from one billion shares to three billion shares and to enact a one for ten reverse stock split; and

(4)
To ratify the name change from Tactical Air Defense Services, Inc. to AeroGroup Incorporated, to be effective as of the filing of an amendment to the Company's Articles of Incorporation with the Nevada Secretary of State; and

(5)	To transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

The Board of Directors has fixed the close of business on November 24, 2008, as the record date for determining those Stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof.

By Order of the Board of Directors

West Palm Beach, FL	/s/ Mark Daniels
December 1, 2008	MARK DANIELS
CHIEF EXECUTIVE OFFICER

THE BOARD OF DIRECTORS REQUESTS THAT YOU COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY. YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. THE RETURN OF THE ENCLOSED PROXY CARD WILL NOT AFFECT YOUR RIGHT TO REVOKE YOUR PROXY OR TO VOTE IN PERSON IF YOU DO ATTEND THE ANNUAL MEETING.

TACTICAL AIR DEFENSE SERVICES, INC.
1515 Perimeter Rd
West Palm Beach, FL 33406
(561) 398-8196

PROXY STATEMENT

This Proxy Statement is furnished in connection h the solicitation by the Board of Directors of Tactical Air Defense Services, Inc., a Nevada corporation (the "Company"), of proxies from the holders of the Company's Common Stock, par value $.001 per share (the "Common Stock"), for use at the Annual Meeting of Stockholders of the Company to be held at 5:00 p.m., local time, on December 28, 2008 at the Company's principal executive offices located at 1515 Perimeter Rd., West Palm Beach, FL 33406, and at any adjournment thereof (the "Annual Meeting"), pursuant to the enclosed Notice of Annual Meeting of Stockholders.

The approximate date that this Proxy Statement and the enclosed form of proxy are first being sent to Stockholders is December 5, 2008. Stockholders should review the information provided herein in conjunction with the Company's amended 2007 Annual Report, which was filed with the Securities and Exchange Commission on September 26, 2008 and the Company quarterly filings on Form 10-Q. The Company's principal executive offices are located at 1515 Perimeter Rd., West Palm Beach, FL 33406, and the Company’s phone number is (561) 398-8196.

INFORMATION CONCERNING PROXY

The enclosed proxy is solicited on behalf of the Company's Board of Directors. Stockholders who hold their shares through an intermediary must provide instructions on voting as requested by their bank or broker. The giving of a proxy does not preclude the right to vote in person should any shareholder giving the proxy so desire. Stockholders have an unconditional right to revoke their proxy at any time prior to the exercise thereof, either in person at the Annual Meeting or by filing with the Company's Secretary at the Company's executive office a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by the Company at or prior to the Annual Meeting.

The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting of Stockholders and the enclosed proxy will be borne by the Company. In addition to the use of the mail, employees of the Company may solicit proxies personally and by telephone. The Company's employees will receive no compensation for soliciting proxies other than their regular salaries. The Company may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. The Company may reimburse such persons for their expenses in so doing.

OTHER MATTERS; DISCRETIONARY VOTING

Our Board of Directors does not know of any matters, other than as described in the notice of Meeting attached to this Proxy Statement, that are to come before the Meeting.

If the requested proxy is given to vote at the Meeting, the persons named in such proxy will have authority to vote in accordance with their best judgment on any other matter that is properly presented at the Meeting for action, including without limitation, any proposal to adjourn the Meeting or otherwise concerning the conduct of the Meeting.

RIGHT TO REVOKE PROXIES

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by:

•	filing with the President of the Company, before the polls are closed with respect to the vote, a written notice of revocation bearing a later date than the proxy;
•	duly executing a subsequent proxy relating to the same shares of Common Stock and delivering it to the President of the Company; or
•	attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute a revocation of a proxy).

Any written notice revoking a proxy should be sent to: Mark Daniels, 1515 Perimeter Rd., West Palm Beach, FL 33406; the phone number is (561) 398-8196.

PURPOSE OF THE MEETING

At the Annual Meeting, the Company's Stockholders will consider and vote upon the following matters:

(1)	To elect the Company's Board of Directors to hold office until the Company's Annual Meeting of Stockholders in 2009 or until their respective successor is duly elected and qualified; and

(2)	To ratify the appointment of Lawrence Scharfman & Co., CPA P.A. as the Company's independent certified public accountant; and

(3)	To increase the Company’s authorized shares from one billion shares to three billion shares and to enact a one for ten reverse stock split; and

(4)
To ratify the name change from Tactical Air Defense Services, Inc. to AeroGroup Incorporated, to be effective as of the filing of an amendment to the Company's Articles of Incorporation with the Nevada Secretary of State; and

(5)	To transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth above) will be voted (a) FOR the re-election of the nominees for director named below; (b) FOR the proposal to ratify the appointment of Lawrence Scharfman & Co., CPA P.A. as the Company's independent certified public accountant; (c) FOR the increase in the Company’s authorized shares from one billion shares to three billion shares and to the enactment of a one for ten reverse stock split; and (d) FOR the proposal to ratify the name change from Tactical Air Defense Services, Inc. to AeroGroup Incorporated. In the event a shareholder specifies a different choice by means of the enclosed proxy, such shareholder's shares will be voted in accordance with the specification so made.

DESCRIPTION OF BUSINESS

Corporate History

Tactical Air Defense Services, Inc. (TADS) is a Nevada public corporation that offers air combat training, mid-air refueling, ground-threat support, aerial fire-fighting, and specialty aerial services to the U.S. and Foreign Militaries and other Federal and State Agencies. TADS is certified by the United States Government as a private-sector military contractor

The executive offices of TADS are located in West Palm Beach, Florida.

As a result of the U.S. Base Foreclosure Act, the overall downsizing of the armed forces of the U.S. and its foreign allies, and the advanced age of the U.S. military air fleet, there is insufficient equipment and personnel to meet demands for combat air training and mid-air refueling training. The wars in Iraq and Afghanistan and various regional conflicts and terrorist’s acts, have only added to this crisis. The private-sector is now being asked to fill a role once the exclusive domain of the military, and the capabilities of civilian contractors are well recognized, and are frequently proven superior and more efficient than public-sector contractors.

Through an exclusive lease arrangement, TADS has the only Soviet ILyushin IL-78/76 aircraft in the U.S. In addition to their mid-air refueling capabilities, the ILyushin aircraft are the only planes ever built for the purpose of aerial fire-fighting, and are recognized as far superior to any other aircraft in existence for this purpose. The ILyushin aircraft are dedicated water-bombers that are capable of quickly and efficiently disbursing large quantities of water or fire retardant to defeat the increasing damage from the extensive forest fires in the Western U.S. and other areas. Due to the escalating forest fire crisis in the Western U.S., and the unique capabilities and exclusivity of its ILyushin aircraft, TADS has experienced significant interest for fire-fighting services from both Federal and State Agencies.

In order to meet present and future military, environmental, and financial threats, the United States and its allies must continue to commit billions of dollars to training, preparedness, and execution. These needs cannot be met without the support of the private-sector. We believe that there is currently no other private-sector contractor which can adequately fulfill these diverse and urgent demands, and we believe that TADS possesses the aircraft, personnel, and operational skills necessary to claim a significant piece of this rapidly growing and highly-profitable market for diverse air support services.

TADS Corporate History

TADS was incorporated in the State of Nevada on July 9, 1998 under the name Natalma Industries, Inc. Originally, TADS operated as a junior mining company engaged in the exploration of mining properties. We were unsuccessful in locating a joint venture partner to assist us in the development of our mining claims. As a result, TADS was unable to pay for and perform the exploration and development required in its agreement with the owners of its properties and lost our rights to the mining claims. Our management at the time, therefore determined that it was in the best interest of our shareholders that we seek potential operating businesses and business opportunities with the intent to acquire or merge with another business, which led to the purchase substantially all of the assets of AeroGroup Incorporated (the “AeroGroup Acquisition”).

AeroGroup Corporate History

AeroGroup Incorporated commenced its operations and business plan as a contractor of military flight training as AeroGroup International Corporation in January 2002,   and eventually merged with and acquired AeroGroup Incorporated, which was, prior to such time, a non-operating entity called Diversified Resources Group, Inc.

In June of 2006, AeroGroup, through its subsidiaries, acquired two MiG-29 aircraft in Ukraine, and four flight simulators (which we then purchased from AeroGroup in the AeroGroup Acquisition) from three entities controlled by Mark Daniels, a Director, majority beneficial shareholder, and an Officer of TADS. AeroGroup also acquired various government licenses and permits that enable it to trade, own and operate military class aircraft and to bid for government contracts. Specifically, AeroGroup acquired the following intellectual property from Mark Daniels:

•	Copyrights to a specialized F-16 Fighter Aircraft training course syllabus, specially created by AeroGroup in training pilots to use this aircraft’s Flight Control Navigation Panel; and

•
Assignments of Provisional applications for utility patents   filed relating to methods of operational training uses of fighter aircraft by civilian corporations of these types of military aircraft for training of military personnel, specifically F-16, Pat. Pend. 60805870; Kfir, Pat. Pend. 60805885; A-4 Skyhawk, Pat Pend. 60805877; and MiG-29, Pat Pend. 60805888.

AeroGroup has provided operational training support for F-16 Flight training with the Royal Netherlands Air Force in Melbourne Florida in 2003 and in Jacksonville Florida in 2004.

Air Combat Training

Air combat training exercises are currently conducted by the training commands of the United States Air Force, United States Navy, and of most of our NATO, SEATO, and foreign allies. Neither the U. S. Department of Defense (the “DoD”) nor its allies have sufficient personnel, support equipment, or access to foreign enemy aircraft, to meet current demand. In many instances our European allies have neither the facilities nor the extensive airspace required for fighter combat training or fighter bombing training that TADS can provide.

TADS intends to provide the highest standard of air combat training to the U.S. military and its allies, and to other domestic and foreign agencies.

  U.S. Military Training

A crucial component to aerial combat training involves training against actual foreign adversary aircraft which are typically Russian, ex-Soviet block, or Chinese. However, because the U.S. military has little to no access to “enemy” aircraft, the status-quo has been to use aged U.S. military aircraft operating as the adversarial or “Red Air” aircraft. The status-quo leaves much to be desired because aged U.S. military aircraft do not possess the flying characteristics or capabilities of sophisticated enemy combat aircraft, nor do they emit the same electronic, radar, or visual signals.

Through its agreement with a U.S. company licensed by the U.S. DoD to import foreign weapons of war and one of only five companies in the world approved by the Ukrainian Ministry of Defense to purchase and export military equipment, TADS can provide unique Red Air aggressor squadrons consisting of the only 4 th generation MIG-29’s, Sukhoi SU-27’s, and ILyushin IL-78’s available in the U.S., and which aircraft are the actual fighter aircraft currently used by substantially all of the former Soviet block countries and non-allied nations.

In connection with contracts to provide adversary combat aircraft to the U.S. military, TADS would supply various support services such as adversary pilots, parts and service and maintenance of the adversary aircraft, tactical training, actual aggressor simulated combat, and classroom instruction.

TADS is currently in Phase IV, the final phase, of $207 million government contract to provide air combat training and support to the U.S. military. The contract has been finalized and awarded to TADS, the funding amount has been stipulated, and the requirements of the contract have been established. TADS is now awaiting for the contract to be “tasked” by various customers which require the services established in the contract, for the final definitive contract face page to be signed, and for the funds to be MIPRed from the customers and secured for the contract. Although TADS believes that the $207 million contract awarded to TADS will be “tasked”, signed, and the funds MIPRed and secured, no assurances can be given.

TADS is also preparing to bid on a teaming arrangement contract to supply fighter aircraft and an ILyushin IL-78 to a division of the U.S. DoD for red-air combat and mid-air refueling training. This is the expansion of an existing contract which had been awarded to a competitor of ours, and has come up for renewal. The teaming partner would manage the contract but would outsource the execution of certain fighter aircraft and the IL-78 to TADS. Although our teaming partner and TADS believes that we have a good chance of being awarded the contract, no assurances can be given.

In addition, TADS has recently entered Phase I with another branch of the U.S. military to supply MIG-29 and Sukhoi SU-27 aircraft and services in contemplation of a contract anticipated to be funded with approximately $300 million. Although TADS believes that its prospects for being awarded the $300 million contract are good due to TADS having been specifically invited to present its services and capabilities, and due to TADS’ not being aware of any other U.S. companies with the ability or resources to fulfill the requirements anticipated by the prospective contract, no assurances can be given that TADS will be awarded the contract.

Foreign Air Combat Training

Unlike the training of the U.S. military, air combat training of foreign allied militaries typically entails air combat training techniques and strategies using U.S. military aircraft such as the F-16, which such foreign militaries have already purchased. Although a commercial endeavor, it has been a strategic decision of the U.S. government to supply U.S. fighter aircraft to its allies. However, the ability and resources of the U.S. military to thereafter train the foreign purchasers of its aircraft is extremely limited and sub-par.

As a result, there is a backlog of allied countries that have purchased F-16’s and other U.S. fighter aircraft, and that have immediate and ongoing need for air combat training. TADS is able to offer to foreign militaries actual combat training from highly experienced U.S. fighter pilots, classroom training, and parts, service, and maintenance protocols for their aircraft. TADS also has the capability to either train on foreign soil and foreign military bases to fulfill multi-year contracts, or to provide a turn-key solution by hosting foreign militaries on U.S. soil, and therein provide not only pilots, training protocols, and parts, service, and maintenance, but also the air-bases, bombing ranges, fueling services, housing requirements, etc.

TADS is currently fulfilling a $6.4 million contract for the Belgian Air Force (“BAF”). The BAF contract was awarded to TADS in October of 2007, and tasked in March of 2008. The contract requires classroom and air combat training using F-16’s at the Kleine-Brogel Air Base in Belgium, using BAF facilities, equipment, and materials, and initially consists of two F-16 instructor pilots. The BAF has expressed interest in increasing the number of pilots after year-one, although no assurances can be given that this event will occur.

Through the BAF contract, TADS has also recently graduated four pilots from the Air Force of a Middle-Eastern ally, and is currently pursuing a direct contract for additional training services with said allied Air Force, although no assurances can be given that a final contract will be awarded to TADS.

In addition, TADS is currently in the early phases of air combat training contracts with other allied and NATO countries to provide F-16 training, support, and services, and although TADS believes that it is well-positioned to be awarded any and all of these foreign contracts, no assurances can be given.

Ground-Threat Support

The U.S. military regularly trains against “enemy” ground-threats, typically Russian and Ukrainian Air Defense surface-to-air missile systems.  These systems make up approximately 95% of all known ground-threats used by perceived hostile states and groups around the world such as North Korea, Syria, Iran, the Taliban, etc.

Notably, however, the U.S. DoD has been unable to acquire and support working examples of said Russian and Ukrainian systems with which to train. As a replacement, the U.S. military uses replica or “same signal” practice units which offer a sub-par training experience due to at times materially different physical and electronic characteristics.

To the best of our knowledge, TADS, through its agreement with a supplier of Russian systems, is the only U.S. company able to provide and support Russian and Ukrainian joint-threat emitter (“JTE”) systems in good working condition, and as a result we can provide a much more effective and value-added training experience to the U.S. and allied militaries.

As a direct consequence of our proposals to several DoD entities, a public Request for Information was issued, and TADS, through its agreement with the supplier of Russian systems, proposed selling this equipment with support contracts to operate and maintain the equipment. It was determined that TADS through said supplier was the only company capable of providing and operating this equipment, and we are currently waiting for funding to be issued to be awarded a contract.

Although said JTE contract is anticipated be initially budgeted for $5 million, the JTE program budget is approximately $500 million per year, and we anticipate, but cannot guarantee that TADS will be awarded a final JTE contract, that said contract budget will be greatly expanded from the initial $5 million, and that TADS is well-positioned to be awarded additional ground-threat support contracts.

Mid-Air Refueling

As demonstrated by the debacle between Boeing and AES in the awarding of the next generation of mid-air refueling aircraft, mid-air refueling is big business, and the U.S. fleet of mid-air refueling aircraft, which were all built in the 1950’s, is operating well below the required levels. With its aging fleet and the uncertainty of the delivery of new tankers, there is an immediate need for the military to outsource re-fueling training.

TADS operates the only ILyushin IL-78 refueling tanker aircraft available in the U.S., and is in the process of acquiring additional aircraft. The IL-78 is used for mid-air refueling by most air forces in the world including Russia, most former Soviet republics, China, India, Pakistan, Cuba, Libya, Syria, and many others. The TADS IL-78 is the Midas version, which is presently undergoing final preparation by TADS in Texas for certification, and is configured for mid-air refueling. It is capable of re-fueling at an airspeed exceeding 400 knots, and can deliver fuel to three aircraft simultaneously. TADS will provide its IL-78 for re-fueling during air combat training sessions and for contract re-fueling of U.S. military squadrons.

TADS is currently in Phase IV, the final phase, of $207 million government contract, a part of which provides airborne refueling training and ancillary services, and we anticipate but cannot guarantee that this will lead to execution and fulfillment of a contract.

In preliminary discussions with TADS, U.S. DoD representatives expressed their intentions to contract with TADS for the use of its fleet of IL-78’s for mid-air refueling services as soon as it is operational, although no assurances can be given that these discussions will lead to the awarding of a final contract to TADS.

In addition, as the only company able to provide an IL-78 within the U.S., TADS has been asked by a large U.S. defense contractor to provide an IL-78 and support for approximately 500 hours of flight-time. TADS is currently in advanced discussions, and anticipates receiving a letter-of-intent in due course, although no assurances can be given. Said defense contractor is a manufacturer of fighter jets, and is in the final stages of signing a contract with a foreign ally which has requested that the defense contractor demonstrate that the fighter jets to be purchased can be refueled specifically from an IL-78.

Aerial Fire-Fighting

In addition to its military operation capabilities, the IL-76/78 is the only large aircraft ever built for the purpose of aerial water-bombing, and is considered by most fire-fighting experts as the most capable. The ILyushin IL-76/78 aircraft are dedicated water-bombers that are capable of quickly and efficiently disbursing large quantities of water or fire retardant to defeat the increasing damage from the extensive forest fires in the Western U.S. and other areas. Due to the escalating forest fire crisis in the Western U.S., and the unique capabilities and exclusivity of its ILyushin aircraft, TADS has experienced a significant increase in demand for water-bombing services from both Federal and State agencies.

With a cruising speed of up to 800 knots per hour, the IL-76/78 can reach most locations in the world in approximately twelve hours. When fitted with a triple-tank reservoir system, it can hold approximately 18,000 gallons of water or fire-retardant, the largest capacity of any water-bombing aircraft in existence. In a single pass over a forest fire the IL-76/78 can disburse enough liquid to cover an area exceeding 200 yards wide and 600 yards long which is over a third of a mile in length and the equivalent of two rows of six football fields. To see the IL-76/78 disburse thousands of gallons over a wide area at extremely low altitude is overwhelming and convincing of its superiority in this role. The IL-76/78 can then be re-filled and ready to take off for another cycle within minutes.

As exemplified by the state-of emergency declared by California recently, the United States Forest Service estimates that forest fires will be a permanent threat, and TADS is preparing to lease additional IL-76/78 aircraft specifically configured for water-bombing. In addition to the substantial revenue stream that TADS anticipates from these services, we believe that the publicity that can result from these fire-fighting operations will be priceless.

TADS is exploring opportunities with State and Federal agencies in connection with providing aerial fire-fighting services to combat the seemingly ever-growing devastation of forest fires, and anticipates but cannot guarantee that these discussions will lead to the final award of a contract in 2009 or 2010.

Specialty Aerial Services

In addition to its use as a mid-air refueling aircraft and as an aerial fire-fighter, the unique characteristics of the IL-78/76 “super-tanker” make extremely desirable for a number of specialty aerial services.

Versatile Cargo Support

The IL78/76 aircraft is a versatile workhorse that can be configured for heavy cargo and used for transport of military vehicles and equipment, and commercial air cargo services. The IL-78/76 has unique performance capabilities and is famous for its ability to operate in extreme conditions and from marginal landing areas.

TADS is currently in final negotiations with a division of the U.S. DoD to supply helicopter transport services, and anticipates but can be assured that a letter-of-intent is forthcoming. The criteria for such services are anticipated to be no less than 1,000 hours per year.

Dedicated Alert Aircraft Support

TADS has responded to a Request for Information from a domestic agency to support its mission readiness. The proposed contract requires an aircraft with very specific and unusual characteristics and capabilities, which TADS believes that it’s IL-78 can fulfill better than any other aircraft deliverable by any U.S. competitor of TADS. Although the budget of the contract has not yet been stipulated, the requirement is for 24/7/365 multi-year, and we anticipate could be worth approximately $8-$12 million per year.

Oil-Spill Support

The IL78/76 is also very well suited to address the problem of ocean oil-spills. Currently, smaller aircraft are deployed to drop specific chemicals onto oil-spills which cause the oil to coagulate and thereby aid in clean-up. TADS has had initial discussions, in connection with providing an IL-78/76, with a number of private contractors engaged in this operation.

Competition

The capabilities of companies which provide similar air combat training services are very limited. Typically, our competitors operate a small number of old-generation aircraft. They therefore generally neither have the aircraft required to fulfill the current contracts in the awards process, and nor do they have the infrastructure necessary should they be awarded a contract. ATAC, an air combat simulation organization, and perhaps the best known competitor, can provide neither the actual adversary aircraft nor aircraft that can properly simulate the adversary aircraft role required for superior air combat training. For example, in fulfilling a current contract, ATAC outsourced approximately 80% of the aircraft and support infrastructure to third-parties. TADS will contemplate the acquisition of competing operators having additional assets, to ensure TADS’ superiority in the air combat training, re-fueling, air support, and fire-fighting businesses.

As the only company able to offer the services of an ILyushin IL-78/76 in the U.S., TADS is positioned to be awarded contracts which require the specifications of the ILyushin aircraft for mid-air refueling, fire-fighting, and specialty air services.

In addition, TADS is not aware of any other U.S. company which can procure, support, and maintain Russian or Ukrainian ground-threat support equipment. The U.S. DoD itself has attempted to supply and maintain such equipment, but has been able only to supply non-functioning equipment which provide only a visual target for its combat pilots, and not the specific electronic signals emitted by Russian and Ukrainian equipment against which our military operates.

Government Approval and Regulation

Our proposed business is heavily regulated. All of our operations involve intense government approval and oversight. Prior to awarding contracts other than on a “bid for service” basis, military agencies are required to publish their proposed award of a contract with details of such contract. During this time period, other persons may submit objections or counter bids on these contracts.

Our aircraft operations will also be subject to all regulations of the Federal Aviation Administration that relate to civil “experimental” aircraft, and will be subject to airworthiness standards and operating procedures of the Federal Aviation Administration. Additionally, our pilots, instructors and mechanics also must generally be appropriately certified to perform their duties by the Federal Aviation Administration and are required to comply with strict recurrency flight training rules and medical certification.

In addition to the foregoing, government agencies will require that we have and maintain a proper safety program, an approved parts program and an approved maintenance program, each of which must be sufficient to support the contracts that we undertake to perform and each of which must be continually kept current.

Under our F-16 Training Contract, we are also subject to audit and inspection to ensure that we are in compliance with all of the foregoing requirements insofar as they relate to providing services under this agreement. If we are not in compliance we could be fined and we risk suspension or loss of the contract.

Additionally, we may be subject to rules of foreign governments with respect to operations of our aircraft over their territories.

Effect of Government Regulation

As evidenced by the Justification and Approval for the F-16 Training Contract, we believe that it is not common for branches of the United States military to issue contracts to private entities for the training of military personnel in combat and other military exercises. No assurance can be made, therefore, that other government agencies will outsource their training or flight support services, or that the government agencies that we deal with will not change their policy with respect to such contracts to not renew or issue new contracts to us or others in our business sector. Additionally, due to terrorist or other national safety concerns, no assurance can be made that Bureau of Alcohol, Tobacco, and Firearms will not restrict or prohibit the renewal of a permit to private companies such as us, to own and operate our military aircraft.

Development of Programs

During fiscal 2005 we spent approximately $88,000 in developing our training syllabus with no expenditures in fiscal 2006, fiscal 2007, or as of November 18, 2008 for these programs. We believe that we are required to have a strong and efficient training syllabus in order to maintain and bid for additional military training contracts. We have also begun development of an approved parts program, a safety program and maintenance program, all of which are required to be in effect prior to being tasked on any military contracts.

AeroGroup Assets Acquired

The AeroGroup assets (the “AeroGroup Assets”) acquired from AeroGroup in December 2006 include:

•
Two MiG-29 “Fulcrum” fighter aircraft, which were appraised in late 2005 at $2,800,000 each (pre-modification) which are located in the Ukraine and are being prepared to be shipped to the United States for reassembly;

•
Four Singer Link tactical jet simulators, and related equipment, recently appraised in late 2005 $285,000 each (pre-modification) currently located at the Company’s facility at the Grayson County Airport;

•	Assignments of copyrights to a specialized F-16 Fighter Aircraft training course syllabus, specially created by AeroGroup for training pilots to use this aircraft’s Flight Control Navigation Panel;

•
Assignments of provisional applications for utility patents   filed relating to methods of operational training uses of fighter aircraft by civilian corporations of these types of military aircraft for training of military personnel, specifically F-16, Pat. Pend. 60805870; Kfir, Pat. Pend. 60805885; A-4 Skyhawk, Pat Pend. 60805877; and MiG-29, Pat Pend. 60805888;

•	Assignment of a Federal Aviation Administration issued license as an Aircraft Dealer;

•
Rights as assignee under three subcontracts and one contract to provide combat, primary and other flight training, as well as training research, in the F-16 and various other types of aircraft to military personnel of the U.S. Armed Forces and to the armed forces of certain NATO aligned countries (the “Training Contracts”);

•	Assignment of a sublease of facilities at the Grayson County Airport in Grayson, Texas, including aircraft hangars, land and office space; and

•	Assignment of an option to enter into an exclusive agreement with Air Support Systems, LLC, to lease IL-78 tanker aircraft which are used primarily in air-to-air refueling operations.
It is intended that the AeroGroup Assets will be used by the Company in connection with both “basic flight training” and “combat flight training” of military pilots. The Company may use the assets to provide U.S. and NATO military pilots with a “real life” opportunity to train against threat-type aircraft whose performance and flight characteristics are superior in some respects to those of U.S. and NATO fighter aircraft.

ITEM 2. DESCRIPION OF PROPERTY

The Company’s address is 1515 Perimeter Rd., West Palm Beach, FL 33406, and the Company’s phone number is (561) 398-8196.

ITEM 3. LEGAL PROCEEDINGS

To the best of our knowledge, during the past five years, none of the following occurred with respect to a present or former director or executive officer of the Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the commodities futures trading commission to have violated a Federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Mr. Jeffrey Peer, a former executive officer of AeroGroup, has threatened litigation in Florida as a result of AeroGroup’s failure to pay his salary and other expenses under his employment terms, which terms are at dispute. The Company believes that this claim is without merit and is working towards resolution of the same.

Mr. Charlie Searock, a former executive officer of our company, has brought a law suit in the District Court of the 336 th Judicial District of Grayson County, Texas against us and seven other defendants on February 6, 2007, on claims of breach of an employment agreement between Searock and International Tactical Training Center, Inc. (“ITTC”). (Charles J. Searock, Jr., vs. Tactical Air Defense Services, Inc., International Tactical training Center, Inc., Mark Daniels, Victor Miller, John Farley, Gary Fears, Jamie Goldstein, and Joel Ramsden, Cause No.07-0322-336). ITTC and the Company are the only two corporate defendants named in the Searock lawsuit. Of the six individuals named as defendants, three are former ITTC management.   Searock asserts that the Company is liable for ITTC’s breach of employment agreement because he alleges that the Company acquired ITTC’s assets, and that ITTC was a former subsidiary of AeroGroup, Inc., an entity not named as a defendant in the Searock lawsuit. In addition to his claim for breach of the ITTC employment contract, Searock also asserts theories of tort liability against the defendants.   The Company denies any liability to Searock on his claim for breach of the ITTC employment contract and denies Searock has any factual basis to impose liability on the Company under any of his theories of tort liability. Specifically, the Company denies that it acquired, owns or controls ITTC’s former assets. The Company believes that this claim is without merit and is working towards resolution of the same.

ITEM 4. SUBMISSION OF MATTERS TO VOTE OF SECURITY HOLDERS

There were no submissions of matters to security holders in the first two quarters of 2008. Our Board of Directors voted in favor of the matters herein. .

ITEM 5. MARKET FOR COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND SMALL BUSINESS ISSUER PURCHASES OF EQUITY SECURITIES

The TADS Common Stock is quoted on the Over-the-Counter Bulletin Board, under the symbol, "TADF.OB". Trading in the Common Stock in the over-the-counter market has been limited and sporadic, and the quotations set forth below are not necessarily indicative of actual market conditions. Further, these prices reflect inter-dealer prices without retail mark-up, mark-down, or commission, and may not necessarily reflect actual transactions.

Fiscal Period January 1 through December 31	High	Low
2008
September 30, 2008	$0.038	$0.015
June 30, 2008	$0.050	$0.020
March 31, 2008	$0.100	$0.020

2007
December 31, 2007	$0.80	$0.04
September 30, 2007	$0.90	$0.30
June 30, 2007	$1.19	$0.51
March 31, 2007	$3.49	$0.94

2006
December 31, 2006	$4.00	$2.00
September 30, 2006	$5.37	$1.80

The quotations set forth above reflect inter-dealer prices, without retail markup, markdown, or commission, and may not necessarily represent actual transactions. The shares of Common Stock are being offered for sale by the selling Stockholders at prices established on the "OTCBB” or, previously, “pink sheets" or in negotiated transactions during the term of this offering. These prices will fluctuate based on the demand for the shares.

As of November 24, 2008 there were approximately 230 holders of record of our Common Stock.

Holders of our Common Stock are entitled to cash dividends when, as may be declared by the board of directors. We do not intend to pay any dividends in the foreseeable future and investors should not rely on an investment in us if they require dividend income. We intend to retain earnings, if any, to finance the development and expansion of our business. Future dividend policy will be subject to the discretion of our board of directors and will be based upon future earnings, if any, our financial condition, capital requirements, general business conditions and other factors. There can be no assurance that cash dividends of any kind will ever be paid.

Recent sales of unregistered securities

The common and preferred stock issued to investors was sold based or issued on an exemption from registration pursuant to Section 4(2) and Rule 506 of Regulation D of the Securities Act of 1933.

Sale of Stock

Pursuant to a 2007 Securities Purchase Agreement, in September 2007, the Company sold to four investors 382,663 shares in the aggregate of restricted Common Stock at a purchase price of $0.30 per share. The gross proceeds of this offering totaled $114,781. Under the terms of the Securities Purchase Agreement, TADS offered to sell a total of 3,333,333 shares, which could be increased to 4,000,000 shares at the sole discretion of the Company. The share purchase price carries certain anti-dilution rights whereby the share purchase price may be amended as follows: if the average closing price, as quoted in the Wall Street Journal, of the shares, during the 30-day period following the closing of the offering, is less than the share purchase price, then the new share purchase price shall become the anti-dilution reference price, and additional shares shall be issued to reflect the new share purchase price. Notwithstanding any of the above, the new, share purchase price shall not be less than $0.15. As a result of a decline in the price of the Company’s Common Stock, the anti-dilution rights kicked in and an additional 382,663 were issued in January 2008. Subsequently, pursuant to certain protective rights granted to the Investors in the Share Purchase Agreement, on January 23, 2008, an additional 382,666 shares of Common Stock was issued to the Investors, which effectively changed the purchase price of the Common Stock to $0.15 per share. Additionally, a fee of $14,500 and 114,800 shares of Common Stock was paid to an introducing agent as an introduction and expense fee.

Pursuant to a Securities Purchase Agreement, in May, 2008, the Company sold 2,500,000 shares of restricted Common Stock in the aggregate to two investors at a purchase price of $0.01 per share. The gross proceeds of the offering totaled $25,000.

Pursuant to a Securities Purchase Agreement, in September 2008, the Company sold 30,000,000 shares of restricted Common Stock in the aggregate to two investors at a purchase price of $0.01 per share. The gross proceeds of the offering totaled $300,000.

Sale of Units

Pursuant to a 2006 Private Placement, on March 2, 2007, TADS sold to eleven investors an aggregate 629,911 units, each a “unit” at a purchase price of $0.55 per unit. Each unit is comprised of (i) one share of Common Stock, (ii) a Class A Warrant to purchase one share of Common Stock at $1.00 per share and expiring on March 2, 2008 and (iii) a Class B Warrant to purchase one share of Common Stock at $1.50 per share and expiring on March 2, 2010. The gross proceeds of this offering totaled $346,450. During 2006, TADS received the full advance from this financing.

Convertible Debentures

2006 Debentures

During 2006, Aero issued to investors $200,060 aggregate principal amount of its 12% Convertible Debentures convertible into 1,333,733 shares of TADS Common Stock and warrants to purchase 1,333,733 shares of Common Stock at a per share exercise price of $.15 per share. The terms of these securities are the same as the securities issued in 2005. The Debentures mature three years from the issue date.

During 2006, Aero issued to an investor $422,176 aggregate principal amount of 8% Convertible Debentures convertible into 939,369 shares of TADS Common Stock at a conversion price of $.45 per share. The Debentures mature on April 18, 2009. Under the terms of the Debentures, the Company is prohibited from making any distribution to its Stockholders without the Debenture holders' consent.

During 2006, Aero issued to an investor $20,000 aggregate principal amount of its 12% Convertible Debentures and warrants to purchase 40,000 shares of TADS Common Stock at an exercise price of $.50 per share. The Debentures are convertible into TADS shares of Common Stock on a converted basis at $.50 per share. The terms of these securities are substantially the same as the securities issued in 2005. The Debentures mature three years from the issuance date.

The gross proceeds of the total convertible debt issued by Aero in 2006 of $642,236 were recorded net of a debt discount of $358,417. The Debenture Warrants were initially valued at $178,413 and the embedded derivatives were valued at $180,004. The debt discount is being amortized over the term of the debt.

  First Quarter of 2007

Between January 1, 2007 and March 31, 2007, the Company received proceeds from loans totaling $343,873. The Debentures are convertible into TADS Common Stock at conversion prices ranging from $.25 to $1.00 per share and provide for warrants to purchase 1,013,999 shares of TADS Common Stock at exercise prices ranging from $.25 to $1.00. The Debentures bear interest of 12% and are due three years from the date of issuance. The Debenture Warrants are exercisable at per share exercise prices of $.25 to $1.00 per share of Common Stock, are exercisable immediately up until the fifth anniversary of the initial warrant date, and such exercise price is subject to adjustment for subsequent lower price issuances by the Company and other customary events including stock splits, reverse stock splits, issuance of convertible securities, sale of Common Stock and spin-offs.

The gross proceeds of the $343,873 were allocated 25% or $86,084 to the Debentures and 75% or $257,789 to the Warrants. The effective conversion price of the Debentures was below the market price of TADS Common Stock at the date the various notes were issued, which resulted in a beneficial conversion feature of $86,084. In accordance with EITF 00-27 the amount allocated to the beneficial conversion feature was limited to the net proceeds of the offering.

Second Quarter of 2007

Between April 1, 2007 and June 30, 2007, the Company received proceeds from loans totaling $493,851. The Debentures are convertible into 1,974, 486 shares of TADS Common Stock at a conversion price of $.25 per share and provide for warrants to purchase 1,974,486 shares of TADS Common Stock at an exercise price of $.25. The Debentures bear interest of 12% and are due three years from the date of issuance. The Debenture Warrants are exercisable at a per share exercise prices of $.25 per share of Common Stock, are exercisable immediately up until the fifth anniversary of the initial warrant date, and such exercise price is subject to adjustment for subsequent lower price issuances by the Company and other customary events including stock splits, reverse stock splits, issuance of convertible securities, sale of Common Stock and spin-offs.

The gross proceeds of the $493,851 were allocated 24.2% or $120,731 to the Debentures and 75.8% or $373,120 to the Warrants. The effective conversion price of the Debentures was below the market price of TADS Common Stock at the date the various notes were issued, which resulted in a beneficial conversion feature of $120,731. In accordance with EITF 00-27 the amount allocated to the beneficial conversion feature was limited to the net proceeds of the offering.

Third Quarter of 2007

Between July 1, 2007 and September 30, 2007, the Company received proceeds from loans totaling $229,234. The Debentures are convertible into 1,053,620 shares of TADS Common Stock at a conversion price range of $.20 to $.25 per share and provide for warrants to purchase 1,053,620 shares of TADS Common Stock at an exercise price in the range of $.20 to $.25. The Debentures bear interest of 12% and are due three years from the date of issuance. The Debenture Warrants are exercisable at a per share exercise price in the range of $.20 to $.25 per share of Common Stock, are exercisable immediately up until the fifth anniversary of the initial warrant date, and such exercise price is subject to adjustment for subsequent lower price issuances by the Company and other customary events including stock splits, reverse stock splits, issuance of convertible securities, sale of Common Stock and spin-offs.

The gross proceeds of the $229,234 were allocated 30.0% or $68,394 to the Debentures and 70.0% or $160,840 to the Warrants. The effective conversion price of the Debentures was below the market price of TADS Common Stock at the date the various notes were issued, which resulted in a beneficial conversion feature of $160,840. In accordance with EITF 00-27 the amount allocated to the beneficial conversion feature was limited to the net proceeds of the offering.

Fourth Quarter of 2007

Between October 1, 2007 and December 31, 2007, the Company received proceeds from loans totaling $286,719. The Debentures are convertible into TADS Common Stock at a conversion price of $.05 per share and provide for warrants to purchase 5,734,385 shares of TADS Common Stock at an exercise price of $.05. The Debentures bear interest of 12% and are due three years from the date of issuance. The Debenture Warrants are exercisable at a per share exercise price of $.05 per share of Common Stock, are exercisable immediately up until the fifth anniversary of the initial warrant date, and such exercise price is subject to adjustment for subsequent lower price issuances by the Company and other customary events including stock splits, reverse stock splits, issuance of convertible securities, sale of Common Stock and spin-offs.

The gross proceeds of the $286,719 were allocated 26.0% or $74,657 to the Debentures and 74.0% or $212,062 to the Warrants. The effective conversion price of the Debentures was below the market price of TADS Common Stock at the date the various notes were issued, which resulted in a beneficial conversion feature of $212,062. In accordance with EITF 00-27 the amount allocated to the beneficial conversion feature was limited to the net proceeds of the offering.

As of December 31, 2007, all of the principal and accrued interest related to the Debentures has been classified as a current liability as they are either in default or due within one year.

First Quarter of 2008

Between January 1, 2008 and March 31, 2008, the Company received proceeds of loans totaling $343,873. The Debentures are convertible into TADS 6,877,460 shares of Common Stock at a conversion price of $0.05 per share and provide for warrants to purchase 6,877,460 shares of TADS Common Stock at an exercise price of $0.05. The Debentures bear interest of 12% and are due three years from the date of issuance. The Debenture Warrants are exercisable at a per share exercise price of $.05 per share of Common Stock, are exercisable immediately up until the fifth anniversary of the initial warrant date, and such exercise price is subject to adjustment for subsequent lower price issuances by the Company and other customary events including stock splits, reverse stock splits, issuance of convertible securities, sale of Common Stock and spin-offs.

The gross proceeds of the $343,873 were allocated 25% or $86,084 to the Debentures and 75% or $257,789 to the Warrants. The effective conversion price of the Debentures was at the market price of TADS Common Stock at the date the various notes were issued.

Second Quarter of 2008

Between April 1, 2008 and June 30, 2008, the Company received proceeds of loans totaling $357,151. The Debentures are convertible into TADS 17,857,252 shares of Common Stock at a conversion price of $0.02 per share and provide for warrants to purchase 17,857,252 shares of TADS Common Stock at an exercise price of $0.02. The Debentures bear interest of 12% and are due three years from the date of issuance. The Debenture Warrants are exercisable at a per share exercise price of $0.02 per share of Common Stock, are exercisable immediately up until the fifth anniversary of the initial warrant date, and such exercise price is subject to adjustment for subsequent lower price issuances by the Company and other customary events including stock splits, reverse stock splits, issuance of convertible securities, sale of Common Stock and spin-offs.

The gross proceeds of the $357,151 were allocated 30% or $107,145 to the Debentures and 70% or $250,006 to the Warrants. The effective conversion price of the Debentures was at the market price of TADS Common Stock at the date the various notes were issued.

Third Quarter of 2008

Between July 1, 2008 and September 30, 2008, the Company received proceeds of loans totaling $95,489. The Debentures are convertible into TADS 4,774,450 shares of Common Stock at a conversion price of $0.02 per share and provide for warrants to purchase 17,857,252 shares of TADS Common Stock at an exercise price of $0.02. The Debentures bear interest of 12% and are due three years from the date of issuance. The Debenture Warrants are exercisable at a per share exercise price of $0.02 per share of Common Stock, are exercisable immediately up until the fifth anniversary of the initial warrant date, and such exercise price is subject to adjustment for subsequent lower price issuances by the Company and other customary events including stock splits, reverse stock splits, issuance of convertible securities, sale of Common Stock and spin-offs.

The gross proceeds of the $95,489 were allocated 25% or $23,872 to the Debentures and 70% or $71,617 to the Warrants. The effective conversion price of the Debentures was at the market price of TADS Common Stock at the date the various notes were issued.

Additional Indebtedness

Between July 1, 2008 and October 15, 2008, the Company received proceeds of Short-Term loans totaling $477,145. The Short-Term loans carry a term of one year, an interest rate of 12%, and 100% stock coverage with a reference price equal to the lowest purchase price of Common Stock of the Company sold by the Company between the date of the Short-Term loans and repayment of the Short-Term loans, which reference price is currently $0.01 and is equal to 47,714,500 shares of the Company’s Common Stock.

Conversion of Notes and Exercise of Warrants

During the period January 1, 2007 through June 8, 2007 the issuances of unregistered securities were made as a result of various warrant exercises and note conversions. In all, during this period, various holders of warrants exercised warrants to purchase 7,611,480 shares of the Company’s Common Stock. These warrants were exercisable at $.15 per share and were exercised through cashless exercise method. In addition, during this period, various holders of the convertible debentures converted $274,060 of debentures plus accrued interest of $58,521 at conversion price of $.15 per share, resulting in the issuance of 2,236,586 shares of Common Stock.

In the second quarter of 2008, the Company issued 496,617 shares of restricted Common Stock to Jack Ramsden in connection with the conversion of a Convertible Promissory Note of the Company in the aggregate amount of $74,492, including $55,000 of principle and $19,494 of accrued interest, at a conversion price of $0.15.

Conversion of All Outstanding Convertible Promissory Notes

On November 20, 2008, the Company, through an agreement with holders of all of its Convertible Promissory Notes, converted to Common Stock all Convertible Promissory Notes and canceled all associated Warrants, in exchange for a reduction in the conversion price to $0.02 of all outstanding Convertible Promissory Notes. The note conversion resulted in the issuance of 499,253,534 shares of Common Stock of the Company.

Cancellation of Indebtedness and Return of Assets

On May 29, 2008, the Company and Cambar & Associates (“Cambar”) executed a Settlement and Release Agreement. In December, 2006, TADS assumed from AeroGroup an indebtedness owed to Cambar (the “Cambar Note”) of a principle amount of $2,200,000 for the purchase of two MiG-29 aircraft and four flight simulators (the “Cambar Assets”), which indebtedness included interest to be paid on the principle.

With this Settlement and Release Agreement, the Company agreed to relinquish the Cambar Assets to Cambar, and issue to Cambar 50,000,000 Shares, as payment in full and final settlement for any claims Cambar may have against the Company, and Cambar agreed to reclaim the Cambar Assets, cancel the Cambar Note including any accrued and unpaid interest, and return to the Company for retirement the 1,000,000 Shares issued in the aggregate to Cambar and NATA as compensation for interest due on the Cambar Note in 2007, as payment in full and final settlement for any claims the Company may have against Cambar.

Issuance of Common Stock

Issuance of Common Stock to Cambar & Associates and NATA

The Company issued 500,000 restricted shares of Common Stock to NATA in the second quarter of 2007 and 500,000 restricted shares of Common Stock to Cambar & Associates in the third quarter of 2007, as compensation for interest due on the Cambar Note. Notwithstanding the above, NATA and Cambar & Associates have agreed to retire the shares as per the Settlement and Release Agreement described above. The Company issued an additional 40,000,000 restricted shares of Common Stock to NATA and 10,000,000 restricted shares of Common Stock to Cambar & Associates in the third quarter of 2008, as per the terms of the Settlement and Release Agreement described above. No registration rights were issued in connection with these shares.

Issuance of Common Stock to Fred Daniels

The Company issued an aggregate of 405,000 restricted shares of Common Stock to Mr. Fred Daniels in the first and third quarters of 2007, as compensation for service as an Officer of the Company. The Company issued an additional 1,100,000 restricted shares of Common Stock to Mr. Fred Daniels in the third quarter of 2008 as further compensation for service as an Officer and Director of the Company. No registration rights were issued in connection with these shares.

Issuance of Common Stock to Mark Daniels

The Company issued an aggregate of 1,600,000 restricted shares of Common Stock to Mr. Mark Daniels in the second quarter of 2007, as compensation in lieu of accrued and unpaid salary for his service as President and Chief Executive Officer of the Company. No registration rights were issued in connection with these shares.

Issuance of Common Stock to Mark Daniels Irrevocable Trust III

The Company issued an aggregate amount of 105,000,000 restricted shares of Common Stock to Mark Daniels Irrevocable Trust III in the 3 rd quarter of 2008, notwithstanding the above, however, 52,500,000 of these shares were issued in error and have been retired by tender to the transfer agent. The shares were issued in consideration for Mr. Daniels executing a long-term employment agreement with the Company. No registration rights were issued in connection with these shares.

Issuance of Common Stock to Victor Miller

The Company issued an aggregate of 810,000 restricted shares of Common Stock to Mr. Victor Miller in the second quarter of 2007, as compensation in lieu of accrued and unpaid salary for his service as an Officer of the Company. The company issued an additional 2,400,000 restricted shares of Common Stock to Victor Miller in the 1 st quarter of 2008 in consideration of Mr. Miller retiring his 2,400,000 Series A Preferred shares, notwithstanding the above, however, the 2,400,000 shares of Common Stock remain in the possession of the Company and will be cancelled because as of November 18, 2008, the 2,400,000 Series A Preferred shares have not yet been retired. No registration rights were issued in connection with these shares.

Issuance of Common Stock to Alexis Korybut

The Company issued an aggregate of 30,000,000 restricted shares of Common Stock to Mr. Alexis Korybut in the first quarter of 2008, as compensation for serving as additional President, Chief Executive Officer, Treasurer, and Principle Accounting Officer of the Company. No registration rights were issued in connection with these shares.

Issuance of Common Stock to John Farley

The Company issued an aggregate of 150,000 restricted shares of Common Stock to Mr. John Farley in the first and third quarters of 2007, as compensation for his service as an Officer of the Company. The Company issued an additional 100,000 restricted shares of Common Stock to Mr. John Farley in the first quarter of 2008, as compensation as an independent provider of services to the Company. The Company issued an additional 300,000 restricted shares of Common Stock to Mr. John Farley in the third quarter of 2008, as compensation as an independent provider of services to the Company. No registration rights were issued in connection with these shares.

Issuance of Common Stock to Lawrence Cusack

The Company issued 600,000 restricted shares of Common Stock to Mr. Lawrence Cusack in the first quarter of 2008, as additional compensation for serving as an employee of the Company. The Company issued an additional 400,000 restricted shares of Common Stock to Mr. Lawrence Cusack in the third quarter of 2008, as consideration for accrued and unpaid salary for serving as an employee of the Company. No registration rights were issued in connection with these shares.

Issuance of Common Stock to Peter Maffitt

The company issued 500,000 restricted shares Common Stock to Peter Maffitt, a Director of the Company, in the 2 nd quarter of 2008 as compensation for acting as a Director of the Company. The company issued an additional 1,000,000 restricted shares of Common Stock to Peter Maffitt in the 3 rd quarter of 2008 as further compensation for acting as a Director of the Company. No registration rights were issued in connection with these shares.

Issuance of Common Stock to Charles DeAngelo

The company issued 250,000 restricted shares of Common Stock to Charles DeAngelo, a Director of the Company, in the 2 nd quarter of 2008 as compensation for acting as a Director of the Company. The company issued an additional 250,000 restricted shares of Common Stock to Charles DeAngelo in the 3 rd quarter of 2008 as further compensation for acting as a Director of the Company. No registration rights were issued in connection with these shares.

Issuance of Common Stock to ZA Consulting

The Company issued 250,000 restricted shares of Common Stock to ZA Consulting Group in the first quarter of 2007, as compensation for investor relations services and related consulting services. The Company issued an additional aggregate of 6,000,000 restricted shares of Common Stock to ZA Consulting Group in the third quarter of 2008 in connection with a Settlement and Release Agreement reached between the parties in the third quarter of 2008 and in connection with future consulting services to the Company. No registration rights were issued in connection with these shares.

Issuance of Common Stock to Gary Corley

The Company issued 200,000 restricted shares of Common Stock to Mr. Gary Corley Esq. in the fourth quarter of 2007, as compensation for legal services. The Company issued an additional 3,000,000 restricted shares of Common Stock to Mr. Gary Corley Esq. in the third quarter of 2008 as compensation for legal services. No registration rights were issued in connection with these shares.

Issuance of Common Stock to Economic Advisors, Inc.

The Company issued an aggregate of 114,800 restricted shares of Common Stock to Economic Advisors, Inc. in the fourth quarter of 2007 and the first quarter of 2008, as compensation for introducing certain accredited investors to the Company. The Company issued an additional 18,000,000 restricted shares of Common Stock to Economic Advisors, Inc. in the third quarter of 2008 in connection with a Settlement and Release Agreement reached between the parties in the third quarter of 2008. No registration rights were issued in connection with these shares.

Issuance of Common Stock to Federal Financial Partners, LLC

The Company issued an aggregate of 1,600,000 shares of restricted Common Stock to Federal Financial Partners, LLC in the first and third quarters of 2007 as compensation for consulting services to the Company. The Company issued an additional 4,000,000 shares of restricted Common Stock to Federal Financial Partners, LLC in the 1 st quarter of 2008 in lieu of accrued and unpaid compensation. No registration rights were issued in connection with these shares.

Issuance of Common Stock to Northrop Defense Consulting Corp.

The Company issued an aggregate of 2,800,000 shares of restricted shares of Common Stock to Northrop Defense Consulting Corp in the third quarter of 2007, notwithstanding the above, Northrop Defense Consulting Corp has returned said shares to the Company for further retirement. No registration rights were issued in connection with these shares.

Issuance of Common Stock to Joint Strategy Group, LLC

The Company issued 5,000,000 restricted shares of Common Stock to Joint Strategy Group, LLC in the first quarter of 2008, as compensation for consulting services to the Company. The Company issued an additional 20,000,000 restricted shares of Common Stock to Joint Strategy Group, LLC in the third quarter of 2008, as consideration for executing a long-term consulting services agreement with the Company. No registration rights were issued in connection with these shares.

Issuance of Common Stock to Thomas Pierson

The Company issued 100,000 restricted shares of Common Stock to Thomas Pierson in the first quarter of 2008 as compensation for consulting services to the Company. No registration rights were issued in connection with these shares.

Issuance of Common Stock to Debra Ticktin

The Company issued an aggregate of 1,000,000 restricted shares of Common Stock to Debra Ticktin  in the fourth quarter of 2008, as compensation for legal services to the Company. No registration rights were issued in connection with these shares.

Issuance of Common Stock to Matthew Geiger

The Company issued an aggregate of 1,333,332 restricted shares of Common Stock to Matthew Geiger in the fourth quarter of 2008, in connection with a Settlement and Release Agreement reached between the parties in the fourth quarter of 2008. No registration rights were issued in connection with these shares.

Issuance of Common Stock to Charles Pearlman

The Company issued 50,000 restricted shares of Common Stock to Charles Pearlman in the second quarter of 2008 as compensation for consulting services to the Company. No registration rights were issued in connection with these shares.

Issuance of Common Stock to Plumtree Capital Management LLC

The Company issued 4,000,000 restricted shares of Common Stock to Plumtree Capital Management LLC in the third quarter of 2008 as compensation for accrued and unpaid consulting fees and expenses. No registration rights were issued in connection with these shares.

Issuance of Common Stock to M&A Advisors LLC

The Company issued 2,000,000 restricted shares of Common Stock to M&A Advisors LLC in the third quarter of 2008 as compensation for consulting services to the Company. No registration rights were issued in connection with these shares.

Issuance of Common Stock to TCI Global Trading Ltd

The Company issued 30,000,000 restricted shares of Common Stock to TCI Global Trading Ltd in the third quarter of 2008 as consideration for executing a long-term consulting services agreement with the Company. No registration rights were issued in connection with these shares.

Issuance of Common Stock to Eurotrust Capital SPA

The company issued 1,500,000 restricted shares of Common Stock to Eurotrust Capital SPA in the third quarter of 2008 as compensation for consulting services to the Company. No registration rights were issued in connection with these shares.

Issuance of Common Stock to Marc Brannigan

The company issued 7,000,000 restricted shares of Common Stock to Marc Brannigan in the third quarter of 2008 as compensation for accrued and unpaid consulting services to the Company. No registration rights were issued in connection with these shares.

Issuance of Common Stock to John Harrison

The Company issued an aggregate of 666,667 restricted shares of Common Stock to John Harrison in the fourth quarter of 2008, in connection with a Settlement and Release Agreement reached between the parties in the fourth quarter of 2008. No registration rights were issued in connection with these shares

Issuance of Common Stock to Brad Baker

The company issued 250,000 restricted shares of Common Stock to Brad Baker in the third quarter of 2008 as compensation for serving on the board of advisors of the Company. No registration rights were issued in connection with these shares.

Issuance of Common Stock to Donald Goldstein

The company issued 1,000,000 restricted shares of Common Stock to Donald Goldstein in the third quarter of 2008 as compensation for prior service on the Board of Directors of the Company. No registration rights were issued in connection with these shares.

Issuance of Common Stock to the Sassin Law Firm

The Company issued 666,667 restricted shares of Common Stock to the Sassin Law Firm in the third quarter of 2008 as compensation for legal services. No registration rights were issued in connection with these shares.

  Series A Preferred Stock

On March 21, 2007, the Company filed a Certificate of Designation of Series A Preferred Stock (the “Series A Certificate of Designation”) with the Secretary of State of the State of Nevada, designating a series of 50,000,000 shares of Preferred Stock of the Company, $.001 par value (the “Series A Preferred Stock”). Pursuant to the Series A Certificate of Designation, holders of the Company’s Series A Preferred Stock are entitled to:

elect one director to the Company’s board of directors;
vote on all other matters on a 25 votes per share Common Stock basis.
with respect to dividend rights, rights on redemption, rights on conversion and rights on liquidation, winding up and dissolution, rank senior to all Common Stock, warrants and options to purchase Common Stock established by the Board or the Stockholders (all of such equity securities of the Corporation to which the Series A Preferred Stock ranks senior are collectively referred to herein as “Junior Stock”).

Each share of Series A Preferred Stock is initially convertible into 2 shares of the Common Stock of the Company, subject to adjustment for stock splits, recapitalization or other reorganizations.

In addition, the Series A Preferred Stock:

has weighted average antidilution protection that will cause the conversion price to adjust downward in the event that the Company issues shares of Common Stock or securities convertible into Common Stock at a price of less than the conversion price of the Series A Preferred Stock then in effect may be converted into Common Stock at the option of the holder.

In addition, at any time after the closing bid price for the Company’s Common Stock on the NASDAQ OTCBB or the primary United States exchange on which the Common Stock is then traded exceeds $5.00 during any five consecutive trading days, the Company may, at its sole option, convert the Series A Preferred and any accrued but unpaid dividends into common shares at the then-applicable conversion price by providing written notice of such conversion to the holders of the Series A Preferred; provided that there is an effective registration statement under the Securities Act registering the resale of the Common Stock to be issued upon such conversion.

Each share of Series A Preferred Stock is entitled to receive a dividend of 7% per annum. The dividend begins to accrue on January 1, 2007 and will be payable quarterly thereafter. The dividend is cumulative. In the event of a liquidation or acquisition of the Company, the holders of the Series A Preferred Stock will be entitled to receive an amount equal to any accrued and unpaid dividend prior and in preference to any distributions to the holders of the Common Stock. Thereafter, the holders of the Series A Preferred Stock will be entitled to participate in distributions on an as converted to Common Stock basis.

Shares of Series A Preferred may be redeemed, in whole or in part, by the Company out of funds lawfully available therefore from the holders of then outstanding shares of Series A Preferred on a pro rata basis, at any time by providing written notice to the holders of the Series A Preferred owned by each holder, that number of outstanding shares of Series A Preferred owned by each holder, that number of outstanding shares of Series A Preferred that the Company has elected to purchase for the following consideration: (i) an amount equal to a price per share equal to the $4.00 plus any accrued and unpaid dividends multiplied by the number of shares of Series A Preferred being redeemed from such holder and (ii) the issuance of the number of shares of Common Stock equal to seventeen and one-half percent (17.5%) of the shares of Common Stock then issuable upon conversion of the shares of Series A Preferred being redeemed from such holder. A cash payment will be provided in lieu of any fractional shares of Common Stock.

Issuance of Preferred Securities

During fiscal 2007, the Company issued an aggregate of 6,400,000 shares of its Series A Preferred Stock; 2,400,000 shares to Mr. Victor Miller, and 4,000,000 shares to Mr. Mark Daniels, both of whom were Officers and Directors at the time of issuance of the shares. Because the Company contends that the shares of its Series A Preferred Stock were issued to Mr. Miller and Mr. Daniels without consideration, the Company has been seeking to rescind said 6,400,000 Series A Preferred shares, and have Mr. Miller and Mr. Daniels waive any accrued and unpaid dividends associated with said Series A Preferred shares. Mr. Mark Daniels and Mr. Victor Miller have agreed to rescind the 4,000,000 and 2,400,000 Series A Preferred shares issued to them, respectively, and to waive any accrued and unpaid dividends associated with said Series A Preferred shares, although said Series A Preferred shares have yet to be retired.

Dividends

We may never pay any dividends to our shareholders. We did not declare any dividends for the year ended December 31, 2007. Our Board of Directors does not intend to distribute dividends in the near future. The declaration, payment and amount of any future dividends will be made at the discretion of the Board of Directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the Board of Directors considers relevant. There is no assurance that future dividends will be paid, and if dividends are paid, there is no assurance with respect to the amount of any such dividend.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OR PLAN OF OPERATION

Management's Discussion and Analysis contains various "forward looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding future events or the future financial performance of the Company that involve risks and uncertainties. Certain statements included in herein, including, without limitation, statements related to anticipated cash flow sources and uses, and words including but not limited to "anticipates", "believes", "plans", "expects", "future" and similar statements or expressions, identify forward looking statements. Any forward-looking statements herein are subject to certain risks and uncertainties in the Company's business, including but not limited to, reliance on customers and competition in its markets, market demand, product performance, maintenance of relationships with key suppliers, difficulties of contracting or retaining independent contractors and any changes in current accounting rules, all of which may be beyond the control of the Company. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth therein.

Management's Discussion and Analysis of Results of Financial Condition and Results of Operations ("MD&A") should be read in conjunction with the consolidated condensed financial statements included herein. Further, this discussion should be read in conjunction with the Company's Financial Statements and Notes to Financial Statements included in Report on Form 10-K/A for the year ended December 31, 2007.

Plan of Operation

Liquidity and Capital Resources

Our predecessor, AeroGroup, has had no revenues during 2006 and 2007. We anticipate that our current cash on hand of $0.00 as of December 31, 2007 is insufficient to satisfy our cash requirements only through the end of June of 2008. We do not have any financing commitments and no assurance can be made that we will be obtaining financing at the times and terms needed. Therefore, there is substantial doubt that we will be able to continue as a going concern. In addition, we will need substantial additional capital during the next 12 months on order to complete our business plan.

Our business involves the lease, operation, and maintenance of jet aircraft, which may require significant amounts of capital. Some of our anticipated one time and ongoing expenses are discussed below.

AeroGroup has funded its operations and met its capital expenditures requirements primarily through cash generated from contributions from the issuance of convertible debt securities and warrants.

As of December 31, 2006, AeroGroup had negative working capital in the amount of $4,621,385. Cash used by operating activities were $1,157,571 for the year ended December 31, 2006 compared to cash used by operating activities for the year ended December 31, 2005 of $967,573.

As of December 31, 2005, AeroGroup had negative working capital in the amount of $6,870,838. Cash used by operating activities were $967,573 for the year ended December 31, 2005.

Net cash provided by financing activities for the year ended December 31, 2006 was $1,443,150 compared to $967,319 for the year ended December 31, 2005. The increase was predominantly due to increased debt raised in 2006.

The factors that predominantly impact working capital and therefore cash flows from operations are operating expenses.

Cash used in investing activities was $150,241 in 2006 with no cash invested in 2005.

During the year ended December 2008, the Company believes that it will expend funds on the following:

Completion of preparation of IL-78 #1 which we anticipate will cost a minimum of another $250,000 to complete,
Hire and deliver additional pilots for fulfillment of the BAF contract.
Leasing of new fourth generation military aircraft and/or tanker aircraft.
Hiring of a additional officers and other personnel with military and/or aviation experience.

We anticipate that if we are able to raise sufficient capital that we will be able to complete our programs . If we are not able to do so, we will not be able to perform under the F-16 Training Contract or to bid under newer contracts.

Immediate Expenses and Cost of Equipment

We will be required to make additional expenditures to complete the certification of the IL-76/78 under lease in order to perform our certain parts of our contracts. We anticipate the cost to be approximately $250,000. Thereafter, we may lease additional aircraft if sufficient financing alternatives are not available. We anticipate that it will cost us approximately $500,000 through December of 2008 to complete these programs.

Employees

We currently have five full time employees. From time to time we have retained a number of independent consultants to assist us in developing our safety, maintenance and parts programs and to develop our curricula. We do not anticipate the hiring of new employees until we complete the acquisition of the F-16 aircraft and we are prepared to accept tasking orders under our contracts. However, we anticipate retaining consultants from time to time in order to complete development of our parts, maintenance and safety programs. We anticipate that after such time in order to operate our business of providing flight training and aircraft services relating to F-16 fighter jet aircraft, we will need to hire new employees and members of management. These new management personnel will include a director of logistics, a chief of maintenance, a director of administration, and a security director. We will also need certified flight instructors, maintenance and line personnel sufficient to manage our aircraft flight operations and program managers with military experience.

While we have interviewed and met with multiple candidates for the these positions, we do not intend to hire anyone until the needs of our operations require such expenditures. We believe that the annual number of retiring military flight instructors and mechanics is sufficient to enable us to find qualified training and maintenance personnel.

Off Balance Sheet Arrangements

As of the date herein, we do not have any off balance sheet arrangements, as defined in Section 303(c) of Regulation S-B, other than as specifically disclosed in this report. Off balance sheet arrangements include, without limitation, contractual arrangements with any entity whose financial information is not consolidated with our own, under which we have:

Guaranteed any obligation of such other entity;
A retained or contingent interest in assets transferred to such unconsolidated entity or similar arrangement that serves as credit, liquidity or market risk support to that entity for such assets;
Any obligation under certain derivative instruments;
Any obligation under a material variable interest held by the registrant in an unconsolidated entity that provides financing, liquidity, market risk or credit risk support to the registrant, or engages in leasing, hedging or research and development services with the registrant.

Additionally, we do not have any relationships or transactions with persons or entities that derive benefits from any non-independent relationships other than related party transactions discussed herein.

OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

The Board of Directors has set the close of business on November 24, 2008 as the record date (the "Record Date") for determining Stockholders of the Company entitled to receive notice of and to vote at the Annual Meeting. As of the date herein, there are 852,203,856 shares of Common Stock, $.001 par value (the "Common Stock") issued and outstanding, all of which are entitled to be voted at the Annual Meeting. Each share of Common Stock is entitled to one vote on each matter submitted to Stockholders for approval at the Annual Meeting.

The presence, in person or by proxy, of at least a majority of the total number of shares of Common Stock outstanding on the Record Date will constitute a quorum for purposes of the Annual Meeting. If less than a majority of the outstanding shares of Common Stock are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting from time to time without further notice. A plurality of the votes cast by holders of the Common Stock will be required for the election of directors. The ratification of the appointment of Lawrence Scharfman & Co., CPA P.A. as the Company's independent certified public accountant, the increase the Company’s authorized common shares from one billion shares to three billion shares, and the enactment of a one for ten reverse stock split; and the proposal to ratify the name change from Tactical Air Defense Services, Inc. to AeroGroup Incorporated, will be approved if the number of shares of Common Stock voted in favor of ratification exceeds the number of shares voted against it. Abstentions and broker non-votes will be counted as shares present at the Annual Meeting for purposes of determining a quorum. With respect to the outcome of any matter brought before the Annual Meeting (i) abstentions will be considered as shares present and entitled to vote at the Annual Meeting, but will not be counted as votes cast for or against any given matter and (ii) broker non-votes will not be considered shares present and entitled to vote. Because directors will be elected by a plurality of the votes cast at the Annual Meeting and the other matters to be acted upon at the Annual Meeting will be approved if the number of votes cast in favor of the matter exceeds the number of votes cast against it, abstentions and broker non-votes will have no effect on the outcome of the proposals to be voted upon at the Annual Meeting.

Prior to the Annual Meeting, the Company will select one or more inspectors of election for the Annual Meeting. Such inspector(s) shall determine the number of shares of Common Stock represented at the Annual Meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive, count, and tabulate ballots and votes, and determine the results thereof.

A list of Stockholders entitled to vote at the Annual Meeting will be available for examination by any shareholder at the Company's principal executive office in the United States for a period of 10 days prior to the Annual Meeting, and at the Annual Meeting itself.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as at December 1, 2008, the name and the number of shares of the Company's Common Stock, with a par value of $0.001 per share, held of record or beneficially by each person who held of record, or was known by the Company to own beneficially, more than 5% of the issued and outstanding shares of the Company's Common Stock, and the name and shareholdings of each director and of all officers and directors as a group. The amounts below are based on a total of an aggregate of 852,203,856 shares of capital stock. .In addition, there are 6,400,000 shares of restricted, non-trading Series A Preferred Stock outstanding, which are convertible into 12,800,000 shares of Common Stock.

Name and Address of Beneficial Owner	Amount of Beneficial Ownership	Nature of Beneficial Ownership	Percent of Class
Mark Daniels	177,721,195	(2)(3)(4)	20.85%
Peter Maffitt	1,521,693	(2)	0.18%
Charles DeAngelo	1,000,000	(2)	0.12%
NATA	50,000,000	(5)	5.87%
Alexis Korybut	47,669,162	(6)	5.59%
8Bore LLC	48,586,934		5.70%
Dakota Fears Trust	45,000,000		5.28%
Gary Fears Trust	45,000,000		5.28%
Fears Family Trust	45,000,000		5.28%
International Tactical Training Center	45,000,000		5.28%
Officers and Directors as a Group (per person)	180,242,888	(2)(3)(4)	21.15%

(1)   In general, a person is considered a beneficial owner of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose of such security. A person is also considered to be a beneficial owner of securities which the person has the right to acquire beneficial ownership within (60) days. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, we have included all shares of Common Stock owned or beneficially owned by that person, and the number of shares of Common Stock issuable upon conversion or exercise of all convertible securities owned or beneficially owned by such person. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. All Series A Preferred Stock vote on a 25 to 1 basis with the Common Stock holders for all matters submitted to vote of shareholders. In addition, the holders of the Series A Preferred Stock are entitled to appoint a designee to the board of directors.
(2)   Director
(3)   Officer
(4)   Includes Mr. Daniels’ controlling interests in AeroGroup, Federal Financial Partners, Northrop Defense Corp., and beneficial interest in the Mark Daniels Irrevocable Trust.
(5)   Includes controlling interest in Cambar Associates
(6)   Includes controlling interest in Plumtree Capital Management LLC and Innovation Strategies LP

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The AeroGroup Acquisition

At the time we and the AeroGroup negotiated and entered into the Asset Purchase Agreement, Mr. Daniels was not an officer, director or affiliate of TADS. After execution of and entry into the Asset Purchase Agreement, Mr. Daniels became a director and officer on August 22, 2006 in order for us to secure the government licenses required to be obtained as a condition to closing the AeroGroup Acquisition. At the time of the AeroGroup Acquisition on December 15, 2006, Mark Daniels, a controlling shareholder of AeroGroup, was serving as our sole director and as Secretary and Treasurer.

As a result of the Aero Group Acquisition, AeroGroup acquired a controlling interest in TADS. Mr. Daniels is a controlling shareholder in AeroGroup and has voting and dispositive control over its TADS stock. As a result, Mr. Daniels is the beneficial owner of AeroGroup's TADS stock and owned an 81% indirect beneficial interest in TADS as of the closing of the AeroGroup Acquisition.

As consideration for the AeroGroup Acquisition, TADS assumed notes and warrants held by Mr. Daniels as follows:

•	TADS assumed the Secured Daniels Note;

•	TADS entered into the Daniels Security Agreement;

•	TADS assumed Investor Notes held by Mr. Daniels in the aggregate original principal amount of $366,602.04;

•
TADS assumed Warrants to acquire stock in AeroGroup, which Warrants will now be exercisable for the acquisition of 2,444,014 shares of Common Stock. The Warrants are exercisable at an exercise price of $.15 per share. They are immediately exercisable and have a warrant exercise term of five years. The warrants were issued between April 1, 2003 and November 12, 2005.

The terms and conditions of the foregoing instruments and agreements are described above under the heading “Material Agreements Entered Into”.

•
TADS assumed Warrants to acquire stock in AeroGroup, which Warrants will now be exercisable for the acquisition of 2,444,014 shares of Common Stock. The Warrants are exercisable at an exercise price of $.15 per share. They are immediately exercisable and have a warrant exercise term of five years. The warrants were issued between April 1, 2003 and November 12, 2005.

Mr. Daniels is a majority Stockholder of AeroGroup Incorporated. As a result of the AeroGroup Acquisition, TADS assumed AeroGroup’s obligations to issue shares of AeroGroup Common Stock pursuant to the convertible notes and warrants of AeroGroup. Conversion of those convertible securities prior to the Closing Date would have resulted in a dilution of Mr. Daniels stock in AeroGroup, Incorporated, which will no longer be the case.

Acquisition of Aircraft and Simulator Assets from Entities owned by Mr. Daniels.

In June of 2006, AeroGroup acquired substantially all of the assets of three limited liability companies owned by Mr. Daniels, OneSource Financial Holdings, LLC, Genesis Capital Services, LLC, and Resource Financial Holdings, LLC. These assets (the “Daniels Assets”) included two MiG-29 fighter jets and four full motion aircraft flight simulators. The Daniels Assets were acquired by AeroGroup in exchange for the assumption by the AeroGroup Subsidiaries of certain indebtedness incurred by Daniels in connection with his acquisition of these assets and certain other consideration. These assets were appraised by a certified aircraft appraiser and AeroGroup believes that the acquisition of these assets from Daniels was on terms that were no less favorable to it than if the Company had attempted to acquire these assets in the open market.

The Daniels Assets are part of the AeroGroup Assets acquired by the Company in the AeroGroup Acquisition.

We believe that we have executed the AeroGroup Acquisition and all of the related transactions set forth above on terms no less favorable to us than we could have obtained from unaffiliated third parties on an arms-length transaction. Additionally, all of the foregoing transactions have been approved by both a majority of the board and a majority of disinterested directors. It is our intention to ensure that all future transactions including loans or any other transactions or commitments between us, our officers and directors and their affiliates are approved by a majority of the board of disinterested board members, and are on terms obtained at arms-length transactions that are no less favorable to us than we could obtain from unaffiliated third parties. Moreover, it is our intention to obtain estimates from unaffiliated third parties for similar goods or services to ascertain whether such transactions with affiliates are on terms that are no less favorable to us than are otherwise available from unaffiliated third parties.

Issuance of Shares of Common Stock and Preferred Stock to Executive Management

In January of 2007 the Company entered into employment agreements with Messers. Fred Daniels, Mark Daniels. In lieu of cash compensation for salary and bonus payments through December of 2007, the Company issued:

•	3,200,000 shares of Common Stock and 4,000,000 shares of Series A Preferred Stock (which convert into 6,400,000 shares of Common Stock) to Mr. Mark Daniels,

•	810,000 shares of Common Stock and 2,000,000 shares of Series A Preferred Stock (which convert into 4,000,000 shares of Common Stock), to Mr. Victor Miller

•	405,000 shares of Common Stock to Mr. Fred Daniels.

BOARD OF DIRECTORS AND OFFICERS

The following table sets forth certain information regarding our Directors and executive officers.

Name	Age	Position
Mark Daniels	42	Director and Chairman of the Board of Directors, Treasurer, Principal Financial Officer, and Principal Executive Officer and President, since March 15, 2008
Peter Maffitt	67	Director
Charles DeAngelo	52	Director

Mark Daniels. Mr. Mark Daniels was appointed as a Director and Chairman of the Company and as its Secretary and Treasurer on April 16, 2008 and was appointed as President as of March 15, 2008. Currently, and since 2002, Mr. Daniels has been the sole board member, President and the Chief Executive officer of AeroGroup. Prior to that time, and since 1998, Mr. Daniels was Vice President and a Manager of Global Aviation Associates, Inc., a Florida based aircraft leasing company that leased military and non-military aircraft to government and commercial contractors. Between 1988 and 1998, Mr. Daniels was President and founder of National Search Services, Inc, an investigative services company. Between 1989 and 2001, Mr. Daniels was elected as a director of the National Aviation Museum, a Not-For-Profit corporation located in Oklahoma, where Mr. Daniel’s primary responsibility was the acquisition and importation of military fighter aircraft. Mr. Mark Daniels is primarily responsible for the development of AeroGroup’s business as an aviation government contractor to outsource fighter aircraft for training and other purposes to the U.S. Government and other countries. Mr. Daniels is also an inventor, having authored numerous patents directly related to utility and methods of military type aircraft. Certain of these patents are owned by AeroGroup and were acquired as part of the AeroGroup Acquisition. Mr. Daniels was also previously President, CEO, and a Director of the Company until August 3, 2007.

The Directors of the Company receive stock compensation for their services as members of the Board of Directors, and are entitled to reimbursement for expenses incurred in connection with their attendance at Board of Directors’ meetings. Our by-laws also provide that they may be paid a fee for their services as Directors, although we do not currently pay such fees. Officers are appointed by the Board of Directors and serve at the discretion of the Board.

Audit Committee

Because we are not an issuer listed on a national securities exchange or listed in an automated inter-dealer quotation system of a national securities association, we are not required to have an audit committee. Although we hope to have an audit committee established at some time in the near future, we have not done so yet. Since we have not established such a committee, we have not identified any member of such a committee as a financial expert.

Family Relationships

There are no family relationships among our officers, Directors, or affiliates.

Involvement in Certain Legal Proceedings .

Except as set forth herein, no officer or director of the Company has, during the last five years: (i) been convicted in or is currently subject to a pending criminal proceeding; (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) has any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who beneficially own more than 10% of a registered class of our equity securities, to report their initial beneficial ownership and any subsequent changes in that beneficial ownership of our securities to the Commission. Directors, executive officers and beneficial owners of more than 10% of our Company’s Common Stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file.

EXECUTIVE COMPENSATION

Our Directors do not receive cash compensation for their services. The Company does not provide additional compensation for committee participation or special assignments of the Board of Directors, but may enter into separate consulting agreements with individual Directors at times.

The following table sets forth information with respect to compensation paid by the Company in fiscal 2008 to the President and compensation to named executive officers that exceeds $100,000 as of October 15, 2008:

[FISCAL YEAR] SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
CEO & President Mark Daniels	Up to 12/01/08	41,000	0	500,000	0	0	0	0	540,000
Ex-CEO & Ex-President Alexis Korybut	Up to 12/01/08	50,000	0	300,000	0	0	0	0	350,000

Outstanding Equity Awards At Fiscal Year-End Table
50,000,000 shares to Mark Daniels (CEO & President)
30,000,000 shares to Alexis Korybut (Ex-CEO & Ex-President)

Option Exercises And Stock Vested Table

None.

PENSION BENEFITS TABLE

None.

Nonqualified Deferred Compensation Table

None.

All Other Compensation Table

None.

Perquisites Table

None.

There are no existing or planned option/SAR grants.

Employment Agreements

As of October 15, 2008, we are a party to an employment agreement with Mark Daniels, CEO & President.

Options/SAR Grants in Last Fiscal Year

None.

Aggregated Option Exercises and Fiscal Year-End Option Value Table

None.

Compensation of Directors

Our Directors do not receive cash compensation for their services. The Company does not provide additional compensation for committee participation or special assignments of the Board of Directors, but may issue stock compensation and/or enter into separate consulting agreements with individual Directors at times.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers, Directors and persons who own more than 10% of a registered class of our equity securities to file certain reports with the SEC regarding ownership of, and transactions in, our securities. Such officers, Directors, and 10% shareholders are also required by the SEC to furnish us with all Section 16(a) forms that they file.

Based solely on our review of such forms furnished to us and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, Directors, and more than 10% Stockholders were complied with during the fiscal year ended December 31, 2007.

AUDIT AND CERTAIN OTHER FEES PAID TO ACCOUNTANTS

  Audit Fees

We have paid Larry Scharfman & Co., CPA P.A., our independent auditors for fiscal 2007, fees of $25,000 for the 2007 10KSB, fees of $15,000 for the 2006 10KSB, and fees of $5,000 per each 2008 10QSB.

  Tax and All Other Fees

We did not pay any fees to Larry Scharfman & Co., CPA P.A.,, for tax compliance, tax advice, tax planning or other work during our fiscal years ending December 31, 2007 and December 31, 2006.

  Pre-Approval Policies and Procedures

We have implemented pre-approval policies and procedures related to the provision of audit and non-audit services. Under these procedures, our board of directors pre-approves all services to be provided by Larry Scharfman & Co., CPA P.A., and the estimated fees related to these services.

With respect to the audit of our financial statements as of December 31, 2007, and for the year then ended, none of the hours expended by Larry Scharfman & Co., CPA P.A,’s engagement to audit those financial statements were attributed to work by persons other than Larry Scharfman & Co., CPA P.A., full-time, or permanent employees.

PROPOSAL 1 - ELECTION OF DIRECTORS

    At the Annual Meeting, three (3) Directors are to be elected to hold office until the next Annual Meeting of Stockholders and until their respective successor has been elected and qualified. There are three nominees for Director. Each nominee is currently a member of the Board of Directors. The person named in the enclosed proxy card has advised that, unless otherwise directed on the proxy card, they intend to vote FOR the election of the nominees. Should any nominee become unable or unwilling to accept nomination or election for any reason, persons named in the enclosed proxy card may vote for a substitute nominee designated by the Board of Directors. The Company has no reason to believe the nominees named will be unable or unwilling to serve if elected.

Nominees

Name	Age	Position
Charles DeAngelo	52	Director
Peter Maffitt	67	Director
Mark Daniels	42	Director, Treasurer, Principal Financial Officer, Principal Executive Officer, and President

Board of Directors

Directors are elected at the Company's annual meeting of Stockholders and serve for one year until the next annual Stockholders' meeting or until their respective successors are elected and qualified. Officers are elected by the Board of Directors and their terms of office are, except to the extent governed by employment contract, at the discretion of the Board. The Company may issue stock compensation to and reimburses all Directors for their expenses in connection with their activities as directors of the Company. Directors of the Company who are also employees of the Company will not receive additional compensation for their services as directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES AS DIRECTORS TO SERVE UNTIL THE COMPANY'S ANNUAL MEETING OF STOCKHOLDERS IN 2009 AND UNTIL THEIR RESPECTIVE SUCCESSORS HAVE BEEN ELECTED AND QUALIFIED.

PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF AUDITORS

The Board of Directors appointed Lawrence Scharfman & Co., CPA P.A. as the Company's independent certified public accountants. A representative of Lawrence Scharfman & Co., CPA P.A. may be present at the Annual Meeting, and will have an opportunity to make a statement if such representative desires to do so and is expected to be available to respond to appropriate questions. The affirmative vote of a majority of the votes cast is necessary to appoint Lawrence Scharfman & Co., CPA P.A.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF LAWRENCE SCHARFMAN & CO., CPA P.A. AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.

PROPOSAL 3 -
APPROVAL OF THE COMPANY’S INCRESE IN AUTHORIZED SHARES AND REVERSE STOCK SPLIT

MATERIAL TERMS OF THE REVERSE SPLIT

The Board has unanimously adopted a resolution to effect a one-for-ten (1:10) reverse stock split (the "Reverse Split") of the Common Stock. The Board believes that the Reverse Split is in the Company's best interests, principally because it may increase the trading price of the Common Stock. An increase in the price of the Common Stock may, in turn, generate greater investor interest in the Common Stock, thereby enhancing the marketability of the Common Stock to the financial community. For example, the closing price of the shares of Common Stock as reported on the Over the Counter Bulletin Board on October 15, 2008 was $0.02 per share (thus, the Reverse Split may result in a price of $0.20 per share although no guarantees can be given that the price would remain at this level. In addition, the resulting reduction in the number of issued and outstanding shares of Common Stock will provide the Company with additional authorized but unissued shares which could be utilized for future acquisitions or mergers or to otherwise carry out the Company's business objectives.

As of December 1, 2008, there are 852,203,856 shares of Common Stock issued and outstanding. The immediate effect of the Reverse Split will be to reduce the number of presently issued and outstanding shares of Common Stock from approximately 852,203,856 to approximately 85,220,386 up to 300,000,000, thus leaving 214,779,614 shares available for issuance following the Reverse Split after giving effect to an increase in the number of authorized shares from one billion to three billion.

The Reverse Split will affect all of the holders of the Company's Common Stock uniformly and will not affect any shareholder's percentage ownership interest in the Company or proportionate voting power, except for insignificant changes that will result from the rounding up of fractional shares.

The Reverse Split of the Common Stock is expected to become effective after we file Articles of Amendment to our Articles of Incorporation after the December 28, 2008 meeting (the "Effective Date"). Upon the Effective Date, the Company will notify the National Association of Securities Dealers, requesting that the split be made effective on the Effective Date. The Reverse Split will take place on the Effective Date without any action on the part of the holders of the Common Stock and without regard to current certificates representing shares of Common Stock being physically surrendered for certificates representing the number of shares of Common Stock each shareholder is entitled to receive as a result of the Reverse Split. New certificates of Common Stock will not be issued at this time.

We will, in the filing of our Articles of Amendment to our Articles of Incorporation, increase the current authorized shares from 1,000,000,000 shares to 3,000,000,000. The Board believes that it is advisable and in our best interest to have available additional authorized shares of our Common Stock in an amount adequate to provide for our future needs. We believe that we have the opportunity to engage in a private offering of our securities in order to raise additional capital using shares of Common Stock as consideration, and secure long-term employment agreements, which could include stock incentive compensation, with current and future employees and officers of the Company as may be required by the Company to successfully execute its business strategy. However, while the Board believes that the reverse stock split will enhance the value of our issued and outstanding Common Stock, the consequence is that our Articles of Incorporation, amended to substantially reduce the number of authorized shares of Common Stock, does not authorize a sufficient number of shares of Common Stock to close any such offering, secure future employment agreements, acquire assets, or complete a business transaction using shares of Common Stock as consideration. Currently, there are no definitive agreements respecting investment in the Common Stock, employment agreements, or acquisition of another business. However, the Board believes that the increase in the number of authorized shares of Common Stock is in our best interest and that of our shareholders because additional shares of Common Stock will provide us with the ability to raise additional capital through a private offering or use Common Stock as consideration for a business opportunity.

Because of the Board’s discretion in connection with an issuance of additional shares of our Common Stock, the Board may, under certain circumstances, possess timing and other advantages in responding to a tender offer or other attempt to gain control of us, which may make such attempts more difficult and less attractive. Any additional shares of Common Stock issued would have the same rights and privileges as the currently outstanding shares of Common Stock. For example, issuance of additional shares would increase the number of shares outstanding and could necessitate the acquisition of a greater number of shares by a person making a tender offer and could make such acquisition more difficult since the recipient of such additional shares may favor the incumbent management. Moreover, these advantages give the Board the ability to provide any such holders with a veto power over actions proposed to be taken by the holders of our Common Stock. This could have the effect of insulating existing management from removal, even if it is in the best interest of the common shareholders.

The issuance of any additional shares of our Common Stock would also have the effect of diluting the equity interests of existing shareholders and the earnings per share of existing shares of Common Stock. Such dilution may be substantial, depending upon the number of shares issued.

However, the Board believes that any additional investment or business opportunity, while diluting the equity interests of the shareholders, will enhance the current and future value of those shareholders’ interests.

No fractional shares will be issued in connection with the Reverse Split. Shareholders who would otherwise be entitled to receive fractional shares will have the number of new shares to which they are entitled rounded to the nearest whole number of shares. No shareholders will receive cash in lieu of fractional shares.

We do not have any provisions in our Articles, by laws, or employment or credit agreements to which we are party that have anti-takeover consequences. We do not currently have any plans to adopt anti-takeover provisions or enter into any arrangements or understandings that would have anti-takeover consequences. In certain circumstances, our management may issue additional shares to resist a third party takeover transaction, even if done at an above market premium and favored by a majority of independent shareholders.

FEDERAL INCOME TAX CONSEQUENCES

The following summary of material federal income tax consequences of the Reverse Split does not purport to be a complete discussion of all of the possible federal income tax consequences. Further, it does not address any state, local, foreign or other income tax consequences, nor does it address the tax consequences to shareholders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the United States federal income tax laws as of the date of this Information Statement. Such laws are subject to change retroactively as well as prospectively. This summary also assumes that the shares of Common Stock are held as "capital assets," as defined in the Internal Revenue Code of 1986, as amended. The tax treatment of a shareholder may vary depending on the facts and circumstances of such shareholder.

EACH SHAREHOLDER IS URGED TO CONSULT WITH SUCH SHAREHOLDER'S TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE SPLIT.

No gain or loss will be recognized by a shareholder as a result of the Reverse Split. The aggregate tax basis of the shares received in the Reverse Split will be the same as the shareholder's aggregate tax basis in the shares exchanged. The shareholder's holding period for the shares received in the Reverse Split will include the period during which the shareholder held the shares surrendered as a result of the Reverse Split. The Company's views regarding the tax consequences of the Reverse Split are not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service or the courts would accept the positions expressed above. The state and local tax consequences of the Reverse Split may vary significantly as to each shareholder, depending on the state in which such shareholder resides.

DISSENTER'S RIGHTS OF APPRAISAL

The Nevada Revised Statutes does not provide for dissenter's rights of appraisal in connection with the one for ten reverse stock split of the Company's Common Stock or the increase in authorized shares as there is no adverse consequence to the shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE COMPANY’S AMENDMENTS TO THE ARTICLES OF INCORPORATION.

PROPOSAL 4 - APPROVAL OF THE COMPANY’S NAME CHANGE FROM TACTICAL AIR DEFENSE SERVICES, INC. TO  AEROGROUP INCORPORATED.

Our Board of Directors has adopted a resolution declaring the advisability of amending and restating our Articles of Incorporation to effect a name change from Tactical Air Defense Services, Inc. to AeroGroup Incorporated, a name that better reflects our current business.

CAUTIONARY STATEMENTS CONCERNING FORWARD-LOOKING INFORMATION

This Proxy Statement contains forward-looking statements. Certain matters discussed herein are forward-looking statements within the meaning of the Private Litigation Reform Act of 1995. Certain, but not necessarily all, of such statements can be identified by the use of forward-looking terminology, such as "believes," "expects," "may," "will," "should," "estimates" or "anticipates" or the negative thereof or comparable terminology. All forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual transactions, results, performance or achievements of the company to be materially different from any future transactions, results, performance or achievements expressed or implied by such forward-looking statements. These may include, but are not limited to: (a) matters described in this Proxy Statement and matters described in "Note on Forward-Looking Statements" in our Annual Report on Form 10-K/A for the year ended December 31, 2007, (b) the ability to operate our business after the closing in a manner that will enhance Stockholder value. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions and business opportunities, we can give no assurance that our expectations will be attained or that any deviations will not be material. We undertake no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

ADDITIONAL INFORMATION

If you have any questions about the actions described above, you may contact the Company at 1515 Perimeter Rd., West Palm Beach, FL 33406, and the Company’s phone number is (561) 398-8196.

We are subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance with the requirements thereof, file reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). Copies of these reports, proxy statements and other information can be obtained at the SEC's public reference facilities at 100 F Street, Room 1580, Washington, D.C. 20549. Additionally, these filings may be viewed at the SEC's website at http://www.sec.gov .

We filed our annual report for the fiscal year ended December 31, 2007 on Form 10-KSB/A with the SEC, a copy of which is being provided with this proxy statement. A copy of past annual reports on Form 10-KSB (except for certain exhibits thereto), may be obtained, upon written request by any Stockholder to 1515 Perimeter Rd., West Palm Beach, FL 33406, and the Company’s phone number is (561) 398-8196.

Copies of all exhibits to the annual reports on Form 10-KSB are available upon a similar request.

INFORMATION INCORPORATED BY REFERENCE

The following documents are incorporated herein by reference and to be a part hereof from the date of filing of such documents:

Annual Report on Form 10-K/A for the fiscal year ended December 31, 2007 a copy of which is being provided with this proxy statement.

Quarterly Report on Form 10-Q for the quarters ended March 31, 2008 and June 30, and September 30, 2008

All documents filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement and prior to the effective date of the action taken described herein.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

This Information Statement incorporates, by reference, certain documents that are not presented herein or delivered herewith. Copies of any such documents, other than exhibits to such documents which are not specifically incorporated by reference herein, are available without charge to any person, including any Stockholder, to whom this Information Statement is delivered, upon written or oral request to our Secretary at our address and telephone number set forth herein.

SHAREHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING

Under SEC rules, shareholders intending to present a proposal at the Annual Meeting in 2009 and have it included in our proxy statement must submit the proposal in writing to Mark Daniels. We must receive the proposal no later than December 31, 2008.

Shareholders intending to present a proposal at the Annual Meeting in 2009, but not to include the proposal in our proxy statement, must comply with the requirements set forth in Regulation 14a-8 of the Security Exchange Act of 1934, as amended (the "Exchange Act"). The Exchange Act requires, among other things, that a shareholder must submit a written notice of intent to present such a proposal that is received by our Secretary no less than 120 days prior to the anniversary of the first mailing of the Company's proxy statement for the immediately preceding year's annual meeting. Therefore, the Company must receive notice of such proposal for the Annual Meeting in 2009 no later than December 31, 2008. If the notice is after December 31, 2008, it will be considered untimely and we will not be required to present it at the Annual Meeting in 2009. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements. The form of proxy and this Proxy Statement have been approved by the Board of Directors and are being mailed and delivered to shareholders by its authority.

/s/ Mark Daniels
MARK DANIELS
Chief Executive Officer

West Palm Beach, Florida
December 01, 2008

THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS
OF TACTICAL AIR DEFENSE SERVICES, INC.

PROXY — ANNUAL MEETING OF SHAREHOLDERS - December 28, 2008

The undersigned, revoking all previous proxies, hereby appoint(s) Mark Daniels as Proxy, with full power of substitution, to represent and to vote all Common Stock of Tactical Air Defense Services, Inc. owned by the undersigned at the Annual Meeting of Shareholders to be held at 5:00 p.m., local time, on December 28, 2008 at 1515 Perimeter Rd., West Palm Beach, FL 33406, including any original or subsequent adjournment thereof, with respect to the proposals set forth in the Notice of Annual Meeting and Proxy Statement. No business other than matters described below is expected to come before the meeting, but should any other matter requiring a vote of shareholders arise, the person named herein will vote thereon in accordance with his best judgment. All powers may be exercised by said Proxy. Receipt of the Notice of Annual Meeting and Proxy Statement is hereby acknowledged.

    1. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE FOLLOWING.

ELECTION OF DIRECTORS. Nominee:

      ☐ FOR ALL NOMINEE LISTED (Except as specified here:______________)

OR       ☐

MARK DANIELS	☐ FOR	☐ AGAINST	☐ ABSTAIN
PETER MAFFITT	☐ FOR	☐ AGAINST	☐ ABSTAIN
CHARLES DEANGELO	☐ FOR	☐ AGAINST	☐ ABSTAIN

OR       ☐ WITHHOLDING AUTHORITY to vote for the nominee listed above

2. Proposal to Ratify the Appointment of Lawrence Scharfman & Co., CPA P.A. as Independent Auditor.

☐ FOR          ☐ AGAINST          ☐ ABSTAIN

 3. Proposal to increase the Company’s authorized shares of Common Stock from one billion shares to three billion shares and to enact a one for ten reverse stock split.

☐ FOR          ☐ AGAINST          ☐ ABSTAIN

4. Proposal to change our name from Tactical Air Defense Services, Inc. to AeroGroup Incorporated.

☐ FOR          ☐ AGAINST          ☐ ABSTAIN

The shares represented by this proxy will be voted as directed. IF NO SPECIFIC DIRECTION IS GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE NOMINEE NAMED IN PROPOSAL 1 AND FOR PROPOSAL 2, 3, AND PROPOSAL 4.

Dated _______________, 2008

(Print Name)	(Signature)

Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your full title as such. If executed by a corporation or partnership, the proxy should be signed in the corporate or partnership name by a duly authorized officer or other duly authorized person, indicating such officer's or other person's title.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.